Exhibit 99.1

For Immediate Release

ScanTech AI Systems Inc. Announces Receipt of Staff Delisting Determination from Nasdaq

Atlanta, GA, December 2, 2025 - ScanTech AI Systems Inc. (the "Company" or "ScanTech AI") (Nasdaq: STAI),  a developer of advanced AI-powered security screening and imaging systems, today announced that on November 26, 2025 (the “Notice”), the Nasdaq Listing Qualifications Department (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that its securities are subject to delisting from the Nasdaq Global Market.

As previously disclosed, on May 27, 2025, Staff notified the Company that the market value of its listed securities had been below the minimum $50,000,000 required for continued listing under Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”) for the previous 30 consecutive trading days. Under Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until November 23, 2025, to regain compliance with the MVLS Rule. The Company did not regain compliance by that date, and the Notice states that unless the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”) by December 3, 2025, trading of its common stock will be suspended at the opening of business on December 5, 2025, and Nasdaq will file a Form 25-NSE with the U.S. Securities and Exchange Commission (“SEC”).

The Company has requested a hearing before the Panel and paid the associated fee. Because the Notice cites non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Periodic Reporting Rule”) as an additional basis for the Staff determination, the Company will receive an automatic 15-day stay of suspension under Nasdaq Listing Rule 5815(a)(1)(B) in connection with that deficiency. The Company has also submitted a request for an extended stay of suspension applicable to the full determination, including the MVLS deficiency, pending the outcome of the hearing. At the hearing, the Company intends to present a comprehensive compliance plan addressing both the MVLS Rule and its recent filing status.

The Notice also referenced the Company’s failure to timely file its Quarterly Reports on Form 10-Q for the periods ended June 30, 2025 and September 30, 2025. Consistent with Listing Rule 5810(c)(2)(A), the Company is ineligible for Staff to review and accept a compliance plan with respect to these delinquent filings, which serve as a separate basis for delisting. Since the date of the Notice, the Company has filed its amended and restated Form 10-Q/A for the quarter ended March 31, 2025 and its amended and reviewed Form 10-Q/A for the quarter ended June 30, 2025. The Company is in the final stages of preparing its Form 10-Q for the quarter ended September 30, 2025 and expects to file this report as soon as practicable.

On November 6, 2025, prior to receiving the Notice, the Company submitted an application to transfer its listing to the Nasdaq Capital Market, where the applicable Market Value of Listed Securities requirement is $35 million. This application remains under review.

The Notice does not affect the Company’s day-to-day business operations. The Company remains committed to maintaining its Nasdaq listing and continuing to execute its operational and strategic initiatives.

About ScanTech AI

ScanTech AI Systems Inc. (Nasdaq: STAI) has developed one of the world’s most advanced non-intrusive ‘fixed-gantry’ CT screening technologies. Utilizing proprietary artificial intelligence and machine learning capabilities, ScanTech AI’s state-of-the-art scanners accurately and quickly detect hazardous materials and contraband. Engineered to automatically locate, discriminate, and identify threat materials and items of interest, ScanTech AI’s solutions are designed for use in airports, seaports, borders, embassies, corporate headquarters, government and commercial buildings, factories, processing plants, and other facilities where security is a priority.

For more information, visit www.scantechais.com and investor.scantechais.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations, estimates, forecasts, and projections, and the beliefs and assumptions of management. Words such as “expects,” “intends,” “plans,” “believes,” “seeks,” “may,” “will,” “should,” “anticipates,” or the negative or plural of these words, and similar expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These statements relate to, among other things, the Company’s ability to regain and maintain compliance with Nasdaq continued listing standards, successfully execute on its re-compliance plan, execute its growth strategy, and develop or commercialize its technologies. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied herein.

These risks and uncertainties include, but are not limited to: market conditions; dilution and volatility associated with equity financings; the Company’s ability to regain compliance and remain in compliance with Nasdaq listing standards; operational and regulatory risks in the artificial intelligence and security technology sectors; product and service acceptance; regulatory oversights; whether ScanTech AI will have sufficient capital to operate as anticipated; and other factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks of uncertainties materialize, or should any of the assumptions of ScanTech AI prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release and are based on the information available to ScanTech AI as of the date hereof. ScanTech AI assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may otherwise be required under applicable law.

Media Contact

ScanTech AI Systems Inc.

D. Williams Sr. VP Sales & Investor/Government Relations

dwilliams@scantechais.com

Investor & Media Relations Contact:

International Elite Capital Inc.

Annabelle Zhang

+1(646) 866-7928

annabelle@iecapitalusa.com